UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 21, 2005

NATIONAL VISION, INC.

(Exact name of registrant as specified in its charter)

Commission File No: 001-16635

Georgia	58-1910859
(State or other jurisdiction of	(I.R.S. employer identification
incorporation or organization)	number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2005, the Company entered into an amendment to its Loan and Security Agreement with Fleet Retail Group. The amendment increases the limit on capital expenditures to $9,500,000 in fiscal 2005; increases the limit on annual lease obligations incurred by the Company from $800,000 to $2,000,000; excludes amounts the Company may spend to repurchase its senior secured notes from March 1, 2005 through the end of the Purchase Period (as defined) from the calculation of the fixed coverage ratio under the agreement; and permits Fleet, during the Purchase Period, not to make any revolving loans the Company may request under the facility. The Purchase Period expires on the earlier of May 31, 2005 and the date the Company notifies Fleet of its election to terminate the Purchase Period.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit No.	Description
10.1	Letter Amendment to Loan and Security Agreement, dated as of March 21, 2005 between National Vision, Inc. and Fleet Retail Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: March 22, 2005	By:	/s/ Paul A. Criscillis, Jr.
Paul A. Criscillis, Jr.
Senior Vice President,
Chief Financial Officer

Exhibit Index

Description	Number
Letter Amendment to Loan and Security Agreement, dated as of March 21, 2005 between National Vision, Inc. and Fleet Retail Group, Inc.	10.1